UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 3, 2013

COLONIAL PROPERTIES TRUST

(Exact name of registrant as specified in its charter)

Alabama	1-12358	59-7007599
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

COLONIAL REALTY LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

Delaware	0-20707	63-1098468
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2101 Sixth Avenue North, Suite 750, Birmingham, Alabama 35203

(Address of principal executive offices) (Zip Code)

(205) 250-8700

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On June 3, 2013, Colonial Properties Trust, an Alabama real estate investment trust (“Colonial” or “CLP”), Colonial Realty Limited Partnership, a Delaware limited partnership (the “Colonial LP”), Mid-America Apartment Communities, Inc., a Tennessee corporation (“MAA”), Mid-America Apartments, L.P., a Tennessee limited partnership (the “MAA Operating Partnership”), and Martha Merger Sub, L.P., a Delaware limited partnership and indirect wholly-owned subsidiary of MAA Operating Partnership (“OP Merger Sub”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides for the merger of Colonial with and into MAA (the “Parent Merger”), with MAA continuing as the surviving corporation, and the merger of Colonial LP with and into OP Merger Sub (the “Partnership Merger” and together with the Parent Merger, the “Mergers”), with Colonial LP continuing as the surviving entity and an indirect wholly-owned subsidiary of MAA Operating Partnership after the Mergers. The board of trustees of CLP has unanimously approved the Merger Agreement, the Mergers and the other transactions contemplated by the Merger Agreement.

Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Parent Merger, each outstanding common share of beneficial interest, par value $0.01 per share, of Colonial (“Colonial Common Shares”) will be converted into the right to receive 0.360 (the “Exchange Ratio”) shares of MAA common stock, par value $0.01 per share (other than shares held by any wholly-owned subsidiary of Colonial or by MAA or any of its subsidiaries and other than shares with respect to which dissenters’ rights have been properly exercised and not withdrawn under applicable Alabama law). At the effective time of the Partnership Merger, which will occur immediately prior to the Parent Merger, each outstanding limited partnership interest in Colonial LP shall automatically be converted into 0.360 limited partnership units in MAA Operating Partnership.

Under the terms of the Merger Agreement, at the effective time of the Parent Merger, each option to purchase Colonial Common Shares will be converted into an option exercisable for a number of shares of MAA common stock calculated based on the Exchange Ratio, subject to the same terms and conditions (including vesting schedule) as were applicable to the corresponding option immediately prior to the Parent Merger. In addition, all Colonial restricted share awards outstanding at the effective time of the Parent Merger will be converted into the right to receive a number of shares of MAA common stock calculated based on the Exchange Ratio, subject to the same terms and conditions (including vesting schedule) as were applicable to the corresponding award immediately prior to the Parent Merger.

Pursuant to the Merger Agreement, the parties have agreed that immediately following the effective time of the Parent Merger, the size of MAA’s board of directors will be increased to twelve, with five members to be designated by Colonial. H. Eric Bolton, Jr. will remain as the Chairman and Chief Executive Officer of MAA following the Mergers.

MAA and Colonial have made certain customary representations, warranties and covenants in the Merger Agreement and have agreed to customary covenants, including with respect to the conduct of business prior to the closing and covenants prohibiting MAA and Colonial from soliciting, providing information or entering into discussions concerning proposals relating to alternative business combination transactions, subject to limited exceptions.

The completion of the Parent Merger is subject to customary conditions, including, among others: (i) approval by MAA’s and Colonial’s respective common shareholders, and approval by the holders of the Class A common units in MAA Operating Partnership; (ii) the absence of a material adverse effect on either MAA or CLP; (iii) the receipt of tax opinions relating to REIT status and the tax-free nature of the transaction; and (iv) obtaining certain third party consents.

The Merger Agreement may be terminated under certain circumstances, including by either party if the Mergers have not been consummated on or before December 31, 2013, if a final and non-appealable order is entered prohibiting or disapproving the transaction, or upon a material uncured breach by the other party that would cause the closing conditions not to be satisfied. The Merger Agreement provides that, in connection with the termination of the Merger Agreement under specified circumstances, one party may be required to pay to the other a termination fee of $75,000,000 and/or reimburse the other party’s transaction expenses up to an amount equal to $10,000,000.

Concurrently with the execution of the Merger Agreement, certain of Colonial’s trustees (the “Covered Shareholders”), in their capacities as shareholders of Colonial, entered into a voting agreement with MAA and MAA LP (the “Voting Agreement”). Pursuant to the Voting Agreement, the Covered Shareholders, who collectively have the power to vote approximately 3.9% of Colonial common shares outstanding as of May 31, 2013, agreed to vote all shares beneficially owned by them in favor of adoption of the Merger Agreement and against any alternative proposal or any other action which is reasonably likely to adversely affect or interfere with the consummation of the transactions contemplated by the Merger Agreement.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about MAA or Colonial. In particular, the assertions embodied in the representations and warranties in the Merger Agreement were made as of a specified date, are modified or qualified by information in confidential disclosure letters provided by each party to the other in connection with the signing of the Merger Agreement, may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders, or may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the Merger Agreement are not necessarily characterizations of the actual state of facts about MAA or Colonial at the time they were made or otherwise and should only be read in conjunction with the other information that MAA makes publicly available in reports, statements and other documents filed with the SEC.

A copy of the Voting Agreement is attached hereto as Exhibit 99.1 and is incorporated by reference herein. The description of the Voting Agreement set forth in this Item 1.01 is not complete and is qualified in its entirety by reference to the full text of the Voting Agreement set forth on Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

2.1	Agreement and Plan of Merger by and among Mid-America Apartment Communities, Inc., Mid-America Apartments, L.P., Martha Merger Sub, L.P., Colonial Properties Trust, and Colonial Realty Limited Partnership, dated as of June 3, 2013.*

99.1	Form of Voting Agreement.

*	CLP has omitted certain schedules and exhibits pursuant to Item 601(b)(2) of Regulation S-K and shall furnish supplementally to the SEC copies of any of the omitted schedules and exhibits upon request by the SEC.

Additional Information About This Transaction:

In connection with the proposed transaction, MAA expects to file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of MAA and CLP that also constitutes a prospectus of MAA. MAA and CLP also plan to file other relevant documents with the SEC regarding the proposed transaction. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the joint proxy statement/prospectus (if and when it becomes available) and other relevant documents filed by MAA and CLP with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed by MAA with the SEC will be available free of charge on MAA’s website at www.maac.com or by contacting MAA Investor Relations at 901-682-6600. Copies of the documents filed by CLP with the SEC will be available free of charge on CLP’s website at www.colonialprop.com or by contacting CLP Investor Relations at 205-250-8700.

MAA and CLP and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. You can find information about MAA’s executive officers and directors in MAA’s definitive proxy statement filed with the SEC on March 22, 2013. You can find information about CLP’s executive officers and directors in CLP’s definitive proxy statement filed with the SEC on March 13, 2013. Additional information regarding the interests of such potential participants will be included in the joint proxy statement/prospectus and other relevant documents filed with the SEC if and when they become available. You may obtain free copies of these documents from MAA or CLP using the sources indicated above.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended

Forward Looking Statements

This Form 8-K contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which MAA and Colonial Properties Trust operate and beliefs of and assumptions made by MAA management and Colonial Properties Trust management, involve uncertainties that could significantly affect the financial results of MAA or Colonial Properties Trust or the combined company. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. Such forward-looking statements include, but are not limited to, statements about the anticipated benefits of the business combination transaction involving MAA and Colonial Properties Trust, including future financial and operating results, and the combined company’s plans, objectives, expectations and intentions. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to expected synergies, improved liquidity and balance sheet strength — are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) national, regional and local economic climates, (ii) changes in financial markets and interest rates, or to the business or financial condition of either company or business (iii) increased or unanticipated competition for our properties, (iv) risks associated with acquisitions, including the integration of the combined companies’ businesses, (v) maintenance of real estate investment trust (“REIT”) status, (vi) availability of financing and capital, (vii) risks associated with achieving expected revenue synergies or cost savings, (viii) risks associated with the companies’ ability to consummate the merger and the timing of the closing of the merger, and (ix) those additional risks and factors discussed in reports filed with the Securities and Exchange Commission (“SEC”) by MAA and Colonial Properties Trust from time to time, including those discussed under the heading “Risk Factors” in their respective most recently filed reports on Forms 10-K and 10-Q. Neither MAA nor Colonial Properties Trust undertakes any duty to update any forward-looking statements appearing in this document.

* * *

This Current Report on Form 8-K is being filed or furnished, as applicable, on behalf of Colonial Properties Trust (“CLP”) and Colonial Realty Limited Partnership (“CRLP”) to the extent applicable to either or both registrants. Certain of the events disclosed in the items covered by this Current Report on Form 8-K may apply to CLP only, CRLP only or both CLP and CRLP, as applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLONIAL PROPERTIES TRUST

June 3, 2013	By:	/s/ John P. Rigrish
John P. Rigrish
Chief Administrative Officer and Secretary

COLONIAL REALTY LIMITED PARTNERSHIP

By: Colonial Properties Trust, its general partner

June 3, 2013	By:	/s/ John P. Rigrish
John P. Rigrish
Chief Administrative Officer and Secretary

Exhibit Index

Exhibit	Description

2.1	Agreement and Plan of Merger by and among Mid-America Apartment Communities, Inc., Mid-America Apartments, L.P., Martha Merger Sub, L.P., Colonial Properties Trust, and Colonial Realty Limited Partnership, dated as of June 3, 2013.*

99.1	Form of Voting Agreement.

*	CLP has omitted certain schedules and exhibits pursuant to Item 601(b)(2) of Regulation S-K and shall furnish supplementally to the SEC copies of any of the omitted schedules and exhibits upon request by the SEC.